   As filed with the Securities and Exchange Commission on December 22, 1999
                                                          Registration No.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                 MAXYGEN, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                                                77-0449487
(State or Other Jurisdiction                                  (I.R.S. Employer
    of Incorporation or                                      Identification No.)
       Organization)


             515 Galveston Drive, Redwood City, California  94063
                   (Address of Principal Executive Offices)


                            1997 STOCK OPTION PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                 1999 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                           (Full Title of the Plans)


                           Russell J. Howard, Ph.D.
                     President and Chief Executive Officer
                                 Maxygen, Inc.
                              515 Galveston Drive
                        Redwood City, California  94063
                    (Name and Address of Agent For Service)
                                (650) 298-5300
         (Telephone Number, Including Area Code, of Agent For Service)


                                  Copies to:

                                JULIAN N. STERN
                               AUGUST J. MORETTI
                        HELLER EHRMAN WHITE & MCAULIFFE
                        2500 SAND HILL ROAD, SUITE 100
                       MENLO PARK, CALIFORNIA 94025-7063
                          Telephone: (650)  234-4229

                                                    CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                                               Proposed
                                                Amount             Proposed Maximum             Maximum          Amount of
          Title of Securities                   to be               Offering Price             Aggregate        Registration
            to be Registered                  Registered             per Share(1)            Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock $0.0001 par value                8,200,000            $38.492                   $315,634,400       $ 83,328.00
=============================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission) by the Registrant are incorporated by reference in this registration statement:

         (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-1 as amended and supplemented from time to time (Registration No. 333-89413) originally filed with the Commission on October 20, 1999 (the "Registration Statement") in which there is set forth audited financial statements for the Registrant's fiscal years ended December 31, 1997, December 31, 1998, and for the nine month period ended September 30, 1999; and

         (b) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (No. 000-28401) filed with the Commission on December 7, 1999 pursuant to
              Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Heller Ehrman White & McAuliffe, Palo Alto, California. HEWM Investors, an entity affiliated with Heller Ehrman White & McAuliffe, beneficially owns 27,000 shares of our Common Stock. Julian N. Stern, the sole shareholder of a professional coporation that is a partner of Heller Ehrman White & McAuliffe and Secretary of Maxygen, beneficially owns 65,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         In addition, Article 9 of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

         "NINTH.
          -----

         A.  RIGHT TO INDEMNIFICATION
             ------------------------

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall
                              --------  -------
indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the
                                                --------  -------
payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer including (without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

         B.  RIGHT OF CLAIMANT TO BRING SUIT
             -------------------------------

         If a claim under Paragraph A of Article NINTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         C.  NON-EXCLUSIVITY OF RIGHTS
             -------------------------

         The rights conferred on any person by Paragraphs A and B of Article NINTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         D.  INSURANCE
             ---------

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against, any expense, liability or loss reasonably incurred or suffered by such person in connection with his or her service as a director, officer, employee or agent of such entity, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

         The Registrant has purchased directors and officers liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

            5    Opinion of Heller Ehrman White & McAuliffe

          23.1   Consent of Ernst & Young LLP, Independent Auditors

          23.2   Consent of Heller Ehrman White & McAuliffe (filed as part of
                 Exhibit 5)

          24     Power of Attorney (page II-6)

          99.1   1997 Stock Option Plan

          99.2   1999 Employee Stock Purchase Plan

          99.3   1999 Nonemployee Directors Stock Option Plan

Item 9.  Undertakings

         A.  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 22nd day of December, 1999.


                                    MAXYGEN, INC.



                                    By: /s/ Russell J. Howard
                                       _________________________________________
                                           Russell J. Howard, Ph.D.
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Isaac Stein and Simba Gill his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the registration statement on Form S-8, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of December 22, 1999.


               Signature                                       Title                                Date
               ---------                                       -----                                ----
/s/ Russell J. Howard                      President, Chief Executive Officer                December 22, 1999
--------------------------------------
Russell J. Howard, Ph.D.                     and Director (Prinicpal
                                             Executive Officer)

/s/ Simba Gill                             Senior Vice President of Business                 December 22, 1999
--------------------------------------
Simba Gill, Ph.D.                            Development and Chief Financial
                                             Officer (Principal Financial and
                                             Accounting Officer)

/s/ Issac Stein                            Chairman of the Board                             December 22, 1999
--------------------------------------
Isaac Stein

/s/ Robert J. Glaser                       Director                                          December 22, 1999
--------------------------------------
Robert J. Glaser, M.D.

/s/ M.R.C. Greenwood                       Director                                          December 22, 1999
--------------------------------------
M.R.C. Greenwood, Ph.D.

/s/ Adrian Hennah                          Director                                          December 22, 1999
--------------------------------------
Adrian Hennah

/s/ Gordon Ringold                         Director                                          December 22, 1999
--------------------------------------
Gordon Ringold, Ph.D.

/s/ George Poste                           Director                                          December 22, 1999
--------------------------------------
George Poste, Ph.D.

                               INDEX TO EXHIBITS


Item No.      Description of Items
--------      --------------------

   5       Opinion of Heller Ehrman White & McAuliffe

  23.1     Consent of Ernst & Young LLP, Independent Auditors

  23.2     Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit
           5)

  24       Power of Attorney (page II-6)

  99.1     1997 Stock Option Plan

  99.2     1999 Employee Stock Purchase Plan

  99.3     1999 Nonemployee Directors Stock Option Plan